                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [ ]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]      Preliminary proxy statement       [ ] Confidential, for use of the
                                               Commission only (as permitted by
                                               Rule 14a-6(e)(2)).

[X]      Definitive proxy statement.

[ ]      Definitive additional materials.

[ ]      Soliciting material pursuant to Rule 14a-12

                          Northfield Laboratories Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

         [X]      No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

(5)      Total fee paid:


--------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fees was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:


--------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------

(3)      Filing Party:


--------------------------------------------------------------------------------

(4)      Date Filed:


--------------------------------------------------------------------------------

                          NORTHFIELD LABORATORIES INC.
                        1560 Sherman Avenue, Suite 1000
                         Evanston, Illinois 60201-4800
                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   to be held
                               September 17, 2003
                          ----------------------------

TO THE STOCKHOLDERS OF NORTHFIELD LABORATORIES INC:

     The Annual Meeting of the stockholders of Northfield Laboratories Inc. (the "Company") will be held on Wednesday, September 17, 2003 at 10:00 A.M., local time, at the Third Floor, 1560 Sherman Avenue, Evanston, Illinois 60201-4800, for the following purposes:

     1. To elect six directors to hold office until the next Annual Meeting of the stockholders of the Company;

     2. To ratify the appointment of KPMG LLP as independent auditors of the Company to serve for the Company's 2004 fiscal year;

     3. To approve the Northfield Laboratories Inc. 2003 Equity Compensation Plan; and

     4. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on July 22, 2003 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     Stockholders are requested to complete and sign the enclosed Proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope.

                                          By Order of the Board of Directors

                                          JACK J. KOGUT
                                          Secretary
Evanston, Illinois
August 11, 2003

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                          NORTHFIELD LABORATORIES INC.

               -------------------------------------------------
                                PROXY STATEMENT
               -------------------------------------------------

     This document is being furnished to holders of the common stock of Northfield Laboratories Inc. in connection with the solicitation of proxies by our board of directors for use at Northfield's annual meeting of stockholders to be held on Wednesday, September 17, 2003, commencing at 10:00 A.M., local time, at the Third Floor, 1560 Sherman Avenue, Evanston, Illinois 60201-4800, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This document is first being mailed to holders of common stock on or about August 11, 2003.

     Our principal executive offices are located at 1560 Sherman Avenue, Suite 1000, Evanston, Illinois 60201-4800. Our telephone number is (847) 864-3500. We also maintain an Internet Web site at www.northfieldlabs.com. The information contained on our Web site is not deemed to be soliciting material and is not incorporated by reference in this document.

VOTING AND RECORD DATE

     Only holders of record of common stock as of the close of business on July 22, 2003, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. As of July 22, 2003, there were 14,265,875 shares of common stock outstanding and entitled to be voted at the annual meeting.

QUORUM

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Shares that are present and entitled to vote on any of the proposals to be considered at the annual meeting will be considered to be present at the annual meeting for purposes of establishing the presence or absence of a quorum for the transaction of business. If a broker indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, but otherwise has authority to vote at the annual meeting, those shares will also be considered as present for purposes of determining the presence or absence of a quorum at the annual meeting.

REQUIRED VOTE

     Each holder of record of shares who is entitled to vote may cast one vote per share held on all matters properly submitted for the vote of our stockholders at the annual meeting. The affirmative vote of a majority of the shares present at the annual meeting will be required to approve each of the proposals to be considered at the annual meeting.

     Shares that are present and entitled to vote, but which withhold their votes or abstain from voting on a proposal, will have the effect of votes against the proposal. If a broker indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, those shares will not be considered as votes cast with respect to the proposal, but will be considered as present for purposes of determining the number of votes required to approve the proposal.

     If any nominee for director fails to receive the affirmative vote of a majority of the shares present at the annual meeting, the majority of the directors then in office will be entitled under our certificate of incorporation and bylaws to fill the resulting vacancy in the board of directors. Each director chosen in this manner will hold office for a term expiring at our next annual meeting of stockholders.

PROXIES

     All shares entitled to vote and represented by properly executed proxies received and not revoked prior to the annual meeting will be voted at the annual meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the board of directors.

     If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. It is not currently anticipated that any other matters will be raised at the annual meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by filing with Northfield's Corporate Secretary, at or before the taking of the vote at the annual meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares. A proxy may also be revoked by attending the annual meeting and voting in person, although attendance at the annual meeting will not itself revoke a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Northfield Laboratories Inc., 1560 Sherman Avenue, Suite 1000, Evanston, Illinois 60201-4800, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, at or before the taking of the vote at the annual meeting.

     We will bear all of the expenses of this solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally and by telephone, internet and telegraph, all without extra compensation.

ANNUAL REPORT

     A copy of our Annual Report on Form 10-K for our 2003 fiscal year, including financial statements, has been sent simultaneously with this document or has been previously provided to all stockholders entitled to vote at the annual meeting.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     The board of directors recommends a vote FOR each of the proposals to be considered at the annual meeting.

                         ITEM 1. ELECTION OF DIRECTORS

     The number of directors comprising our full board of directors is currently fixed at six. All of our directors stand for election each year at our annual meeting. Directors elected at this year's annual meeting will hold office until the next annual meeting or until their earlier resignation or removal.

     Northfield's board of directors, based on the recommendation of its nominating committee composed of independent directors, has nominated the following current directors for reelection at the annual meeting. In the event any of the nominees should become unavailable for election, the nominating committee may designate substitute nominees, in which event shares represented by all proxies returned will be voted for the substitute nominees unless an indication to the contrary is included on the proxies. The board of directors recommends a vote FOR the election of each of the following director nominees.

                              DIRECTOR                                 PRINCIPAL OCCUPATION AND
            NAME               SINCE            OFFICE                   BUSINESS EXPERIENCE
            ----              --------          ------                 ------------------------
Steven A. Gould, M.D. ......    1993      Chairman and Chief    Dr. Gould, age 56, is a founding
                                           Executive Officer    member of Northfield's scientific team
                                                                and has served as the Chairman and
                                                                Chief Executive Officer of Northfield
                                                                since July 2002. From July 1993 to
                                                                July 2002, Dr. Gould served as
                                                                President and a director of
                                                                Northfield. Prior to that time, Dr.
                                                                Gould served as a Consultant and
                                                                Principal Investigator for
                                                                Northfield's clinical trials. From
                                                                1989 to 1993, Dr. Gould served as
                                                                Chief of the Department of Surgery of
                                                                Michael Reese Hospital. Since 1990,
                                                                Dr. Gould has also served as Professor
                                                                of Surgery, nonsalaried, at the
                                                                University of Illinois College of
                                                                Medicine. From 1979 through 1989, Dr.
                                                                Gould was Assistant Professor and then
                                                                Associate Professor in the Department
                                                                of Surgery at The University of
                                                                Chicago School of Medicine. Dr. Gould
                                                                has been involved in development of
                                                                national transfusion policy through
                                                                his participation in the activities of
                                                                the National Heart Lung Blood
                                                                Institute, the National Blood Resource
                                                                Education Panel, the Department of
                                                                Defense, the American Association of
                                                                Blood Banks, the American College of
                                                                Surgeons and The American Red Cross.
                                                                Dr. Gould received his M.D. degree
                                                                from the Boston University School of
                                                                Medicine in 1973.

                              DIRECTOR                                 PRINCIPAL OCCUPATION AND
            NAME               SINCE            OFFICE                   BUSINESS EXPERIENCE
            ----              --------          ------                 ------------------------
Bruce S. Chelberg...........    1989           Director         Mr. Chelberg, age 69, has served as a
                                                                director of Northfield since 1989. Mr.
                                                                Chelberg served from May 1992 through
                                                                November 2000 as the Chairman and
                                                                Chief Executive Officer of
                                                                PepsiAmericas, Inc., formerly known as
                                                                Whitman Corporation, a principal
                                                                stockholder of Northfield. Mr.
                                                                Chelberg is also a director of First
                                                                Midwest Bancorp, Inc., Snap-On
                                                                Incorporated and Actuant Corporation.
                                                                Mr. Chelberg received his LLB degree
                                                                from the University Of Illinois
                                                                College of Law in 1958.
Jack Olshansky..............    1989           Director         Mr. Olshansky, age 74, has served as a
                                                                director of Northfield since 1989. Mr.
                                                                Olshansky is an independent consultant
                                                                to companies in the healthcare
                                                                industry. From 1983 to July 2000, Mr.
                                                                Olshansky was a founding general
                                                                partner of Montgomery Medical
                                                                Ventures, L.P. Prior to that time, Mr.
                                                                Olshansky served as president of McGaw
                                                                Laboratories, a division of American
                                                                Hospital Supply Corporation, and vice
                                                                president of the Medical Division of
                                                                Cutter Laboratories. Mr. Olshansky is
                                                                also a director of PrisMedical, Inc.
                                                                and Medstone, Inc. Mr. Olshansky
                                                                received his B.A. degree from Brooklyn
                                                                College in 1950.
David A. Savner.............    1998           Director         Mr. Savner, age 59, has served as a
                                                                director of Northfield since April
                                                                1998. Mr. Savner has since April 1998
                                                                been the Senior Vice President and
                                                                General Counsel of General Dynamics
                                                                Corporation. From 1987 to 1998, Mr.
                                                                Savner was a senior partner in the law
                                                                firm of Jenner & Block. Mr. Savner
                                                                received his J.D. degree from
                                                                Northwestern University Law School in
                                                                1968.
John F. Bierbaum............    2002           Director         Mr. Bierbaum, age 59, has served as a
                                                                director of Northfield since September
                                                                2002. Mr. Bierbaum has since March
                                                                2003 served as the Executive Vice
                                                                President of Pohlad Companies. Prior
                                                                to that, Mr. Bierbaum served as a
                                                                senior officer of PepsiAmericas, Inc.
                                                                and its predecessors. Mr. Bierbaum
                                                                received his B.S. degree is Business
                                                                Administration -- Accounting from the
                                                                University of Minnesota in 1967.

                              DIRECTOR                                 PRINCIPAL OCCUPATION AND
            NAME               SINCE            OFFICE                   BUSINESS EXPERIENCE
            ----              --------          ------                 ------------------------
Paul M. Ness, M.D. .........    2002           Director         Dr. Ness, age 57, has served as a
                                                                director of Northfield since September
                                                                2002. Dr. Ness is Professor of
                                                                Pathology, Medicine and Oncology at
                                                                the Johns Hopkins University School of
                                                                Medicine and has been director of the
                                                                School's Transfusion Medicine Division
                                                                since 1979. Dr. Ness is the scientific
                                                                director of the American Red Cross
                                                                Blood Services Greater Chesapeake and
                                                                Potomac Region, where he previously
                                                                served as Chief Executive Officer and
                                                                senior medical director. Dr. Ness
                                                                served on the Blood Products Advisory
                                                                Committee of the Food and Drug
                                                                Administration, or FDA, from 1996 to
                                                                1998 and has also served on numerous
                                                                FDA advisory panels. He was the
                                                                president of the American Association
                                                                of Blood Banks in 1999 and became
                                                                editor of the journal TRANSFUSION in
                                                                2003. Dr. Ness received his M.D.
                                                                degree from the State University of
                                                                New York in 1971.

COMMITTEES OF THE BOARD OF DIRECTORS

     We currently have three standing committees.

     The audit committee, which met four times during our 2003 fiscal year, is composed of Messrs. Savner, Bierbaum and Olshansky. The functions of the audit committee include the review of the planning and results of our annual audit, the adequacy of our internal accounting controls, and the auditing and accounting principles and practices to be used in the preparation of our financial statements. The audit committee has the sole power and authority to appoint and replace our independent auditors and to determine what, if any, non-audit services are to be provided by our independent auditors. Each of the members of Northfield's audit committee is an independent director as defined in the applicable listing standards of the National Association of Securities Dealers, Inc. Our board of directors has adopted a written charter for the audit committee.

     The compensation committee, which met once during our 2003 fiscal year, is composed of Messrs. Chelberg and Olshansky. The compensation committee has the authority, as delegated by the board of directors, to administer our executive compensation plans and to determine the salaries and incentive compensation, including the grant of stock options, to be received by our executive officers and employees.

     The nominating committee is composed of Messrs. Chelberg and Savner. The nominating committee makes recommendations to our board of directors regarding the size and composition of the board, establishes procedures for the nomination process and recommends candidates for election to the board. The nominating committee met once during our 2003 fiscal year.

MEETING ATTENDANCE

     During fiscal 2003, our board of directors met seven times, and no incumbent director attended fewer than 75 percent of the total number of meetings of the board of directors and the committees of which he was a member.

COMPENSATION OF DIRECTORS

     We compensate outside directors for their participation at board of director meetings and at committee meetings of the board of directors at a rate of $1,000 per meeting. Directors are also reimbursed for their expenses for attending meetings of the board of directors and committees. In addition, non-employee directors receive grants of stock options under our Nonqualified Stock Option Plan for Outside Directors.

     Dr. Ness has provided consulting services to Northfield relating to FDA regulatory matters and the sourcing of red blood cells from major blood banking organizations. Dr. Ness received $60,000 from Northfield as payment for his consulting services during our 2003 fiscal year.

ADOPTION OF CODE OF BUSINESS CONDUCT

     Northfield has adopted a written code of business conduct that includes policies applicable to our directors, officers and employees relating to compliance with law, conflicts of interest, protection of confidential information, acceptance of gifts and entertainment, accuracy and integrity of books and records, political contributions, equal employment opportunity, workplace harassment and other matters. In connection with its approval of the code of business conduct, our board of directors has adopted a resolution requiring prior approval by our audit committee of any waivers of compliance with respect to the code granted to any Northfield director, officer or employee.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The board of directors will elect our executive officers at its first meeting following the annual meeting. Our executive officers are as follows:

                   NAME                                               POSITION
                   ----                                               --------
Steven A. Gould, M.D......................    Chairman of the Board of Directors and Chief Executive
                                              Officer
Jack J. Kogut.............................    Senior Vice President and Chief Financial Officer,
                                              Secretary and Treasurer
Marc D. Doubleday.........................    Vice President and General Manager
Jay H. Kleiman, M.D.......................    Vice President -- Clinical Affairs
Robert L. McGinnis........................    Vice President -- Planning and Resource Development
Sophia H. Twaddell........................    Vice President -- Corporate Communications

-------------------------

     A biographical summary of the business experience of Dr. Gould is included under "Election of Directors."

     Mr. Kogut, age 56, has served as Senior Vice President and Chief Financial Officer since January 2003. From 1986 to December 2002, Mr. Kogut served as Vice President -- Finance. Mr. Kogut has also served as Northfield's Secretary and Treasurer since January 1994. From 1982 to 1986, he was the Group Controller-Health Products for Sybron Corporation and also served as President of Sybron Asia. Mr. Kogut received his M.B.A. degree from Loyola University of Chicago in 1972.

     Mr. Doubleday, age 44, has served as the Vice President and General Manager since February 2003. Prior to that time Mr. Doubleday served as Northfield's Vice President -- Process Engineering since December 1994. Prior to that time, he served as Northfield's Plant Manager and Senior Process Engineer. Before joining Northfield in 1988, Mr. Doubleday was employed in various capacities with Davy McKee, Millipore Corporation and Abbott Laboratories, Inc. Mr. Doubleday received his M.M. degree from Northwestern University in 1991.

     Dr. Kleiman, age 57, has served as Vice President -- Clinical Affairs since August 2003. From 1998 to 2003, Dr. Kleiman served as Medical Director, Cardiovascular/Metabolic Clinical Research at former Searle-Pharmacia, now Pfizer Inc. Prior to that, he was Director, Interventional Cardiovascular Services at St. Joseph Hospital, Chicago. Dr. Kleiman is also a Clinical Assistant Professor at Northwestern University Medical School. Dr. Kleiman received his M.D. degrees from the University of Michigan in 1971. He also holds a Master of Public Administration degree from the John F. Kennedy School of Government at Harvard University.

     Mr. McGinnis, age 39, has served as the Vice President -- Planning and Resource Development since February 2003. Prior to that time Mr. McGinnis served as Vice President -- Manufacturing Development since August 1997. From 1995 to 1997, Mr. McGinnis was a Project Manager for Raytheon Engineering and Construction. Prior to 1995, Mr. McGinnis was employed by the John Brown division of Trafalgar House as a Project Manager and Engineer. Mr. McGinnis received his MBA degree from the University of Chicago in 1995.

     Ms. Twaddell, age 51, as served as Vice President -- Corporate Communications since January, 2003. From 1999 to 2002, Ms. Twaddell was Senior Vice President and Partner at Fleishman-Hillard in Chicago. She received her A.B. degree from Connecticut College and an M.A. from Northwestern University.

EXECUTIVE COMPENSATION

     The following table summarizes all compensation paid for our last three completed fiscal years to our Chief Executive Officer, our three other most highly compensated executive officers and two former executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                                                           ------------
                                               ANNUAL COMPENSATION                          SECURITIES
                                           ---------------------------    OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION                YEAR(1)   SALARY     BONUS    COMPENSATION(2)    OPTIONS(#)
---------------------------                -------   ------     -----    ---------------   ------------
Steven A. Gould, M.D.....................   2003     308,465        --       32,239          100,000
Chairman and Chief Executive Officer(3)     2002     298,682   147,487       30,830               --
                                            2001     285,233        --       27,554           15,000
Jack J. Kogut............................   2003     244,124        --       27,453           50,000
Senior Vice President and Chief             2002     235,888   116,479       25,052               --
Financial Officer                           2001     225,266        --       24,663           12,000
Marc D. Doubleday........................   2003     171,784        --       10,454           20,000
Vice President and General Manager          2002     163,604    39,423       11,259           10,000
                                            2001     153,509    15,000        9,841           12,000
Robert L. McGinnis.......................   2003     159,166        --        9,102           20,000
Vice President -- Planning and              2002     151,587    36,527       10,164           10,000
Resource Development                        2001     142,234    15,000        8,834           12,000
John A. Dybas, Jr........................   2003     127,743        --       12,327           25,000
Former Vice President --                    2002     184,369    47,426       15,044           10,000
Regulatory Affairs(4)                       2001     174,771        --       14,650           10,000
Richard E. DeWoskin......................   2003      40,755        --        4,461               --
Former Chief Executive Officer(5)           2002     281,525   139,024       27,306               --
                                            2001     268,867        --       25,838           18,000

-------------------------
(1) Our fiscal year begins on June 1 and ends on May 31. Our 2003 fiscal year ended May 31, 2003.

(2) The indicated amounts represent life insurance premiums paid by Northfield and contributions made by Northfield to the indicated executive officer's 401(k) plan account.

(3) Dr. Gould was elected as our Chief Executive Officer in July 2002.

(4) Mr. Dybas's employment terminated with his death in January 2003. His unvested stock options terminated upon his death.

(5) Mr. DeWoskin resigned as our Chief Executive Officer in July 2002.

     The following table sets forth all options granted to our Chief Executive Officer and other named executive officers during our last completed fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE
                                            PERCENT OF                               VALUE AT ASSUMED
                              NUMBER OF       TOTAL                               ANNUAL RATES OF STOCK
                              SECURITIES     OPTIONS                              PRICE APPRECIATION FOR
                              UNDERLYING    GRANTED TO    EXERCISE                    OPTION TERM(1)
                               OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION   ----------------------
            NAME               GRANTED     FISCAL YEAR     ($/SH)       DATE          5%          10%
            ----              ----------   ------------   --------   ----------   ----------   ---------
Steven A. Gould, M.D........   100,000          33%         3.62     01/01/2013     227,660     576,935
Jack J. Kogut...............    50,000          16%         5.08     10/30/2012     159,739     404,811
Marc D. Doubleday...........    20,000           7%         5.08     10/30/2012      63,896     161,924
Robert L. McGinnis..........    20,000           7%         5.08     10/30/2012      63,896     161,924
John A. Dybas, Jr.(2).......    25,000           8%         5.08     10/30/2012      79,870     202,405
Richard E. DeWoskin.........        --          --            --             --          --          --

-------------------------
(1) The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using five percent and ten percent appreciation rates as required to be used in this table by the Securities and Exchange Commission, compounded annually, and are not intended to forecast possible future appreciation, if any, of our stock price. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or termination of the options following termination of employment.

(2) Mr. Dybas's employment terminated with his death in January 2003. His unvested stock options terminated upon his death.

     Our Chief Executive Officer and other named executive officers did not exercise any stock options during our 2003 fiscal year. The following table sets forth information regarding the aggregate value as of May 31, 2003 of unexercised stock options held by these individuals.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING             VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                               SHARES                       AT FISCAL YEAR-END         AT FISCAL YEAR-END(1)
                              ACQUIRED        VALUE      -------------------------   -------------------------
           NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
           ----              -----------   -----------   -------------------------   -------------------------
Steven A. Gould, M.D. .....       --            --            147,500/107,500                --/283,000
Jack J. Kogut..............       --            --              96,000/56,000              1,050/68,500
Marc D. Doubleday..........       --            --              49,500/33,500                420/27,400
Robert L. McGinnis.........       --            --              33,500/33,500                 --/27,400
John A. Dybas, Jr. ........       --            --                  46,000/--                    420/--
Richard E. DeWoskin........       --            --                 133,000/--                     --/--

-------------------------
(1) These figures are based on a fair market value for our common stock at May 31, 2003 of $6.45 per share, the closing price of the common stock as reported by the Nasdaq National Market as of that date. May 31, 2003 represents the last trading day in our 2003 fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee of the board of directors consists of Messrs. Chelberg and Olshansky. Neither of the members of the compensation committee is a current or former Northfield officer or employee or was a party to any disclosable related party transaction involving Northfield during our 2003 fiscal year.

EMPLOYMENT AGREEMENTS

     We have employment agreements with Steven A. Gould, M.D., our Chief Executive Officer, and Jack J. Kogut, our Senior Vice President and Chief Financial Officer, Secretary and Treasurer. These employment agreements provide for terms expiring in December 2004. The annual salaries payable under the employment agreements with Dr. Gould and Mr. Kogut are $315,000 and $250,000, respectively. The employment agreements provide that the salaries of the respective executive officers may be increased but not decreased from the foregoing amounts at a rate to be agreed by us and the respective executive officers. The employment agreements also provide for cash bonus payments of $315,000 and $250,000, respectively, upon the approval by FDA of the commercial sale of PolyHeme in the United States. Our board of directors may in its discretion decide to award the respective executive officers additional cash bonuses from time to time during the term of the respective employment agreements. No bonuses were paid to Dr. Gould or Mr. Kogut during our 2003 fiscal year. The employment agreements also permit the executive officers to participate in all other employee benefit plans and programs we make available generally to our employees.

     The employment agreements provide for certain payments following a termination of employment by the executive officer due to death, disability or for cause. Additionally, if we terminate the executive officer's employment other than by reason of death, disability or for cause, or if the executive officer terminates his employment for good reason, then we generally will be obligated to make a lump sum payment within five business days after notice of termination of an amount equal to two times the executive officer's highest annual base salary in effect at any time during the preceding twelve months, plus any bonus that would have been payable through the employment term. In addition, for two years after the notice of termination, the executive officer will remain eligible to participate in our insurance and similar plans.
If following a change in control of our company, we terminate the executive officer's employment other than by reason of death, disability or for cause or if the executive officer terminates his employment for good reason, any unvested stock options held by the executive officer will be fully vested and exercisable as of the date of termination.

     The employment agreements also provide that if we and the executive officer are unable to agree by December 31, 2003 on a base salary for the executive officer for the calendar year 2004, then the executive officer may elect to terminate his employment as of December 31, 2003 and we will be obligated to pay the executive officer his full base salary as in effect as of December 31, 2003 until December 31, 2004 and to continue him and his dependents with coverage under our medical plan until December 31, 2004. In addition, if the executive officer's employment terminates at any time after December 31, 2004 for any reason other than death, disability or for cause and an employment offer by us is not outstanding as of the date of the termination of employment, then we are obligated to pay his full base salary as of December 31, 2004, until December 31, 2006. If the executive officer's employment terminates at any time after December 31, 2004 for any reason other than death, disability or for cause and an employment offer by us is outstanding as of the date of termination of employment, then we are obligated to pay his full base salary as of December 31, 2004, until December 31, 2005.

INDEMNIFICATION AGREEMENTS

     We have written indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify our directors and executive officers to the maximum extent permitted by law and to advance all expenses they may reasonably incur in connection with the defense of any claim or proceeding in which they may be involved as a party or witness. The agreements specify certain procedures and assumptions applicable in connection with requests for indemnification and advancement of expenses and also require us to continue to maintain directors and officers and fiduciary liability insurance for a six-year period following any change in control transaction. The rights provided to our directors and executive officers under their indemnification agreements are in addition to any other rights such individuals may have under our restated certificate of incorporation or bylaws, applicable law or otherwise.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     We currently have four equity compensation plans under which shares of our common stock are authorized for issuance. If the proposal to approve the Northfield Laboratories Inc. 2003 Equity Compensation Plan is adopted at the annual meeting, we do not plan to grant any additional options under our existing stock option plans other than our New Employee Stock Option Plan. Approval of the 2003 plan will not, however, affect the rights of holders of options previously granted under our existing stock option plans.

     The following table sets forth certain information regarding our existing equity compensation plans as of May 31, 2003, the end of our last completed fiscal year.

                                      EQUITY COMPENSATION PLAN INFORMATION
-----------------------------------------------------------------------------------------------------------------
                                    NUMBER OF SHARES                                        NUMBER OF SHARES
                                      TO BE ISSUED              WEIGHTED-AVERAGE         REMAINING AVAILABLE FOR
                                    UPON EXERCISE OF            EXERCISE PRICE OF         FUTURE ISSUANCE UNDER
PLAN CATEGORY                   OUTSTANDING STOCK OPTIONS   OUTSTANDING STOCK OPTIONS   EQUITY COMPENSATION PLANS
-------------                   -------------------------   -------------------------   -------------------------
Equity compensation plans
  approved by stockholders....                --                        --                            --
Equity compensation plans not
  approved by stockholders....           959,000                      9.62                       633,000
                                         -------                      ----                       -------
Total.........................           959,000                      9.62                       633,000
                                         =======                      ====                       =======

     Each of our existing equity compensation plans is a stock option plan that provides for the issuance of stock options at prices not less than the per share fair market value of our common stock on the date of grant. Individual grants to directors, officers and employees under our plans have generally been made pursuant to individual grant agreements that contain additional terms and conditions, such as vesting requirements and restrictions on exercise of the granted options after termination of employment. The compensation committee of our board of directors acts as the administrator of each of our stock option plans.

     Our Restated Nonqualified Stock Option Plan lapsed on September 30, 1996. Following termination of this plan, all options outstanding prior to plan termination continue to be exercisable in accordance with their terms. As of May 31, 2003, options to purchase a total of 77,000 shares of common stock at prices of $6.38 and $15.19 per share were outstanding under this plan. These options expire in 2003 and 2004, ten years after the date of grant.

     The Northfield Laboratories Inc. 1996 Stock Option Plan provides for the granting of stock options to purchase up to 500,000 shares of common stock to directors, officers, key employees and consultants. As of May 31, 2003, options to purchase a total of 465,000 shares of common stock at prices between $9.56 and $15.41 were outstanding under the 1996 plan. These options expire between 2006 and 2010, ten years after the date of grant.

     The Northfield Laboratories Inc. 1999 Stock Option Plan was established effective June 1, 1999. The 1999 plan provides for the granting of stock options to purchase up to 500,000 shares of common stock to directors, officers, key employees and consultants. As of May 31, 2003, options to purchase a total of 347,000 shares of common stock at prices between $3.62 and $14.17 were outstanding under the 1999 plan. These options expire between 2011 and 2013, ten years after the date of grant.

     The Northfield Laboratories Inc. New Employee Stock Option Plan was established effective January 1, 2003. The new employee plan provides for the granting of stock options to purchase up to 350,000 shares of common stock to newly-hired employees. As of May 31, 2003, options to purchase a total of 10,000 shares common stock at a price of $3.62 per share were outstanding under the new employee plan. These options expire in 2013, ten years after the date of grant.

     Our Nonqualified Stock Option Plan for Outside Directors provides for the granting of stock options to purchase up to 200,000 shares of common stock to directors who are neither employees of nor consultants to Northfield and who were not directors on June 1, 1994. As of May 31, 2003, options to purchase a total of

60,000 shares of common stock at prices between $4.09 and $13.38 per share were outstanding under this plan. These options expire between 2008 and 2012.

EMPLOYEE BENEFIT PLANS

     We sponsor a defined contribution 401(k) savings plan covering each of our employees satisfying certain minimum length of service requirements. We make discretionary contributions to this plan subject to certain maximum contribution limitations. Our expenses incurred under this plan for the years ended May 31, 2003, 2002 and 2001 were $145,307, $157,294 and $145,051, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and persons who beneficially own more than 10% of our common stock file with the Securities and Exchange Commission initial reports of beneficial ownership of the common stock and reports of changes in their beneficial ownership.

     To our knowledge, based solely upon a review of copies of reports furnished to us and written representations that no other reports were required during the fiscal year ended May 31, 2003, our officers, directors and greater than 10% beneficial owners complied during our last fiscal year with all applicable
Section 16(a) filing requirements.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report of the compensation committee of the board of directors discusses our executive compensation policies and the bases for the compensation paid to our Chief Executive Officer during our last completed fiscal year.

COMPENSATION POLICY

     Our policy with respect to executive compensation has been designed to compensate executive officers fairly and adequately in relation to their responsibilities, capabilities and contributions to Northfield. We have also sought to align the interests of senior management with those of our stockholders with respect to long-term increases in the price of our stock. The compensation committee considers it essential to our success that the compensation paid to executive officers remain competitive with similar or competitive companies in order to attract and retain the talented senior management necessary to achieve our business objectives.

COMPONENTS OF COMPENSATION

     The components of compensation paid for our last completed fiscal year to our executive officers consisted of base salary, stock option grants and certain other benefits. During our last completed fiscal year, we had employment agreements which provided for specified annual salaries with Steven A. Gould, M.D., our Chief Executive Officer, and Jack J. Kogut, our Senior Vice President and Chief Financial Officer, Secretary and Treasurer. See
"Management -- Employment Agreements." The annual salaries provided in these employment agreements were determined based principally on the compensation levels for similar or competitive companies, including companies in the pharmaceutical and biomedical industries, as well as the levels of responsibility and experience of the individual executive.

     During our last completed fiscal year, we issued stock options to acquire 215,000 shares of common stock to five of our named executive officers. These options were issued in recognition of these officers' significant contributions to the clinical development of PolyHeme. The other benefits provided to our executive officers consist of enhanced life and disability insurance coverage. Executive officers are also eligible for coverage under our general medical and life insurance programs and may participate in our defined contribution 401(k) savings plan on the same terms as other employees. We did not pay cash bonuses to our named executive officers during the last completed fiscal year.

CHIEF EXECUTIVE OFFICER COMPENSATION

     During our 2003 fiscal year, our Chief Executive Officer, Steven A. Gould, M.D., received $308,465 in base salary and options to acquire 100,000 shares of our common stock at an exercise price of $3.62 per share, pursuant to the terms of his employment agreement. Dr. Gould did not receive a cash bonus during our 2003 fiscal year. The terms of Dr. Gould's employment agreement were determined based principally on compensation levels applicable to the chief executive officers of similar or competitive companies and secondarily on Dr. Gould's prior contributions to Northfield and his high level of experience and involvement with the development and clinical testing of PolyHeme.

                                        Members of the Compensation Committee

                                        Bruce S. Chelberg
                                        Jack Olshansky

                             AUDIT COMMITTEE REPORT

     Our audit committee has (i) reviewed and discussed our audited financial statements with management, (ii) discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards, AU Section 380), as amended, (iii) received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board No. 1, Independence Discussions with Audit Committees), as amended, and (iv) discussed with our independent accountants the accountants' independence. Based on the review and discussions referred to above, the audit committee has recommended to our board of directors that our audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended May 31, 2003 for filing with the Securities and Exchange Commission.

                                        Members of the Audit Committee

                                        David A. Savner, Chairman
                                        Jack Olshansky
                                        John F. Bierbaum

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on our common stock from May 31, 1998 through May 31, 2003 with the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Pharmaceutical Index. The total stockholder return assumes that $100 was invested in our common stock and each of the two indexes on May 31, 1998 and also assumes the reinvestment of any dividends. The return on our common stock is calculated using the closing price for the common stock on May 31, 2003, as quoted on the Nasdaq Stock Market, Inc. Past financial performance may not be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.
[Stock Performance Graph]

                                             NASDAQ PHARMACEUTICALS
                                             STOCKS SIC 2830-2839 US                                     NASDAQ STOCK MARKET (US
                                                    & FOREIGN           NORTHFIELD LABORATORIES, INC.          COMPANIES)
                                             -----------------------    -----------------------------    -----------------------
May 29, 1998                                         100.00                        100.00                        100.00
May 28, 1999                                         132.60                         78.80                        141.00
May 31, 2000                                         244.90                         72.70                        193.30
May 31, 2001                                         260.50                        108.50                        120.20
May 31, 2002                                         178.70                         26.90                         92.50
May 30, 2003                                         212.50                         42.10                         92.00

-------------------------
     The Report of the Compensation Committee on Executive Compensation, the Audit Committee Report and the Stock Performance Graph are not deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of July 31, 2003, for (i) each of our current executive officers named under "Management -- Executive Officers,"
(ii) each of our current directors, (iii) each other person who is known by us to be the beneficial owner of more than five percent of our outstanding common stock and (iv) all of our current directors and executive officers as a group. Except as otherwise indicated, the address of each person named in the following table is c/o Northfield Laboratories Inc., 1560 Sherman Avenue, Suite 1000, Evanston, Illinois 60201-4800.

                                                                                    PERCENTAGE
                                                                  NUMBER           BENEFICIALLY
NAME OF STOCKHOLDER                                             OF SHARES            OWNED(1)
-------------------                                             ----------         ------------
Steven A. Gould, M.D........................................       675,950(2)           4.1%
Jack J. Kogut...............................................       160,810(3)           1.0%
Marc D. Doubleday...........................................        57,500(4)              *
Jay H. Kleiman M.D..........................................            --(5)              *
Robert L. McGinnis..........................................        39,000(6)              *
Sophia H. Twaddell..........................................         1,000(7)              *
Bruce S. Chelberg...........................................        15,000(8)              *
  300 Park Boulevard
  Suite 201 Itasca, Illinois 60143
Jack Olshansky..............................................        43,017(9)              *
  78305 Sunrise Canyon Avenue
  Palm Desert, California 92211-2601
David A. Savner.............................................        32,000(10)             *
  c/o General Dynamics Corporation
  3190 Fairview Park Drive
  Falls Church, Virginia 22042
John F. Bierbaum............................................         5,000(11)             *
  c/o The Pohlad Companies
  60 South Sixth Street
  Minneapolis, Minnesota 55402
Paul M. Ness, M.D...........................................         5,000(12)             *
  1018 Brooklandwood Road
  Lutherville, MD 21093
Gerald S. Moss, M.D.........................................       589,150(13)          3.6%
  c/o UIC College of Medicine
  1853 West Polk Avenue
  Chicago, Illinois 60612
PepsiAmericas, Inc. ........................................     1,502,345(14)          9.3%
  60 South Sixth Street
  Suite 3880
  Minneapolis, Minnesota 55402
SF Capital Partners Ltd.....................................     1,160,714(15)          7.1%
  c/o Stark Asset Management LLC
  3600 South Lake Drive
  St. Francis, Wisconsin 53235
All current directors and executive officers as a group (12
  persons)..................................................     1,623,427              9.8%

-------------------------
  *  Less than one percent

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

 (2) Includes 147,500 shares of common stock which Dr. Gould is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Also includes 484,630 shares held in a personal trust and 43,820 shares held in a family trust. Does not include 107,500 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

 (3) Includes 96,000 shares of common stock which Mr. Kogut is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Also includes 64,805 shares held in a personal trust. Does not include 56,000 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

 (4) Includes 55,000 shares of common stock which Mr. Doubleday is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Does not include 28,000 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

 (5) Does not include 50,000 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

 (6) Includes 39,000 shares of common stock which Mr. McGinnis is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Does not include 28,000 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

 (7) Does not include 10,000 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

 (8) Includes 15,000 shares of common stock which Mr. Chelberg is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days.

 (9) Includes 35,000 shares of common stock which Mr. Olshansky is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Does not include 10,000 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

(10) Includes 30,000 shares of common stock which Mr. Savner is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days.

(11) Includes 5,000 shares of common stock which Mr. Bierbaum is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Does not include 10,000 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

(12) Includes 5,000 shares of common stock which Dr. Ness is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Does not include 10,000 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

(13) Dr. Moss, who served as a director for the 2003 fiscal year, is not standing for election at the annual meeting

(14) Based on the information reported in the Schedule 13G filed with the Securities and Exchange Commission by PepsiAmericas, Inc., formerly known as Whitman Corporation.

(15) Based on the information reported in the Schedule 13G filed with the Securities and Exchange Commission by SF Capital Partners Ltd. Includes 267,857 shares acquirable within 60 days pursuant to a right to purchase additional shares granted by Northfield.

     ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Our board of directors has selected KPMG LLP as Northfield's independent auditors for the fiscal year ending May 31, 2004 and has further directed that the selection of independent auditors be submitted for approval by our stockholders at the annual meeting. KPMG has served as Northfield's independent auditors since 1985. Our board of directors believes that KPMG is knowledgeable about our operations and accounting practices and is qualified to act in the capacity of our principal independent auditors.

     During fiscal 2003, we paid KPMG the following fees:

     Audit Fees. For professional services rendered for the audit of our fiscal year 2003 consolidated financial statements and the review of the financial statements included in our fiscal year 2003 Forms 10-Q, KPMG billed us a total of $74,000.

     Financial Information System Design and Implementation Fees. KPMG provided no professional services to us of the nature described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X during the fiscal year ended May 31, 2003.

     All Other Fees. In addition to the fees described above, KPMG billed us an aggregate of $21,500 for all other services rendered during fiscal year 2003, including $4,500 for audit related services concerning the filing of a registration statement relating to an employee stock option plan, $17,000 for tax compliance and consultation services.

     The audit committee considered whether the non-audit services rendered by KPMG were compatible with maintaining KPMG's independence as auditors of our consolidated financial statements, and concluded that they were.

     We expect a representative of KPMG to attend the annual meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions. If the selection of KPMG is not approved by the stockholders, our board of directors will consider such a vote as advice to select other independent auditors for the 2005 fiscal year, rather than the 2004 fiscal year, because of the difficulty and expense involved in changing independent auditors on short notice.

     The board of directors recommends a vote FOR ratification of the appointment of KPMG as independent auditors for fiscal 2004.

              ITEM 3. APPROVAL OF THE NORTHFIELD LABORATORIES INC.
                         2003 EQUITY COMPENSATION PLAN

     Our board of directors has adopted the Northfield Laboratories Inc. 2003 Equity Compensation Plan and is recommending that stockholders approve the 2003 plan at the annual meeting. We believe that implementation of the 2003 plan will be integral to our efforts to attract and retain qualified employees, non-employee directors and consultants while continuing to preserve our financial resources.

     Currently, stock options exercisable for a total of 959,000 shares of common stock are outstanding under our existing stock option plans and options exercisable for an additional 633,000 shares remain available for grant under these plans. If all of the currently outstanding stock options were exercised, they would represent approximately 5.6 percent of our outstanding shares of common stock. If the proposal to approve the 2003 plan is adopted at the annual meeting, we do not plan to grant any additional options under our existing stock option plans other than our New Employee Stock Option Plan, under which option grants are limited to new employees joining Northfield. If we were to issue options covering all of the remaining shares available under our New Employee Stock Option Plan and all of the 750,000 shares covered by the 2003 plan and all of our 959,000 currently outstanding stock options were exercised, the total would represent approximately 11.3 percent of our outstanding shares of common stock.

     The 2003 plan will permit stock option grants, stock grants, restricted stock grants, restricted stock unit grants, performance stock grants, performance unit grants, stock appreciation rights grants and cash awards.

Stockholder approval of the 2003 plan will permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code.

     We refer to awards and grants under the 2003 plan as "benefits." Those eligible for benefits under the 2003 plan are referred to as "participants." Participants include all employees, consultants and non-employee directors of Northfield.

     A summary of the principal features of the 2003 plan is provided below, but is qualified in its entirety by reference to the full text of the 2003 plan that was filed electronically with this proxy statement with the Securities and Exchange Commission and is attached to this proxy statement as Exhibit A. A copy of the 2003 plan is also available from our company's Secretary at the address on the cover of this document.

SHARES AVAILABLE FOR ISSUANCE

     The aggregate number of shares of our common stock that may be issued under the 2003 plan will not exceed 750,000 (subject to the adjustment provisions discussed below).

ADMINISTRATION AND ELIGIBILITY

     The 2003 plan will be administered by a committee of our board consisting of two or more directors, each of whom will satisfy the requirements established for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Securities Exchange Act of 1934, for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Code and with any applicable requirements established by the Nasdaq Stock Market, Inc. Currently, we expect that the compensation committee of our board of directors will administer the 2003 plan.

     The committee will approve the aggregate benefits and the individual benefits for the most senior elected officers and non-employee directors. The committee may delegate some of its authority under the 2003 plan in accordance with the terms of the 2003 plan.

     No participant may receive in any calendar year:

     - stock options relating to more than 100,000 shares;

     - restricted stock or restricted stock units that are subject to the attainment of performance goals (as described below) relating to more than 50,000 shares;

     - stock appreciation rights relating to more than 100,000 shares; or

     - performance shares relating to more than 50,000 shares.

     No non-employee director may receive in any calendar year stock options relating to more than 50,000 shares or restricted stock units relating to more than 25,000 shares.

     Each of the above limits is subject to the adjustment provisions discussed below. The maximum amount that may be earned under performance unit awards by any participant who is a covered employee within the meaning of Section 162(m) of the Code in any calendar year may not exceed $500,000.

BENEFITS

Stock Options

  Grants of Options

     The committee is authorized to grant stock options to participants, or "optionees," which may be either incentive stock options, or "ISOs," or nonqualified stock options, or "NSOs." We refer to NSOs and ISOs collectively as "stock options." The exercise price of any stock option must be equal to or greater than the fair market value of the shares on the date of the grant. The term of our stock option cannot exceed 10 years. ISOs may not be granted more than 10 years after the date that the 2003 plan was adopted by our board of directors.

     For purposes of the 2003 plan, fair market value is determined in a manner that the committee may deems equitable, or as required by applicable law or regulation. Generally, fair market value means the closing price per share for our common stock on the last trading day preceding the day of the transaction, as reported for the Nasdaq Stock Market, Inc. in the Wall Street Journal.

  Exercisability and Termination

     At the time of grant, the committee in its sole discretion will determine when options are exercisable and when they expire.

  Payment of Option Price

     Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. Payment may generally be made in cash, by the transfer to Northfield of shares owned by the participant having a fair market value on the date of transfer equal to the option exercise price, or in such other manner as may be authorized by the committee.

SARs

     The committee has the authority to grant stock appreciation rights, or "SARs," to participants and to determine the number of shares subject to each SAR, the term of the SAR, the time or times at which the SAR may be exercised, and all other terms and conditions of the SAR. A SAR is a right, denominated in shares, to receive, upon exercise of the right, in whole or in part, without payment to Northfield an amount, payable in shares, in cash or a combination thereof, that is equal to the excess of the fair market value of our common stock on the date of exercise of the right over the fair market value of our common stock on the date of grant of the right, multiplied by the number of shares for which the right is exercised. The committee also may, in its discretion, substitute SARs which can be settled only in common stock for outstanding stock options at any time when Northfield is subject to fair value accounting. The terms and conditions of any substitute SAR will be substantially the same as those applicable to the stock option that it replaces and the term of the substitute SAR may not exceed the term of the stock option that it replaces.

Restricted Stock and Restricted Stock Units

     Restricted stock consists of shares which are transferred or sold by Northfield to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units are the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the committee which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include the attainment of performance goals, as described below, continuous service with Northfield, the passage of time or other restrictions or conditions.

Performance Stock

     A participant who is granted performance stock has the right to receive shares or cash or a combination of shares and cash equal to the fair market value of such shares at a future date in accordance with the terms of such grant and upon the attainment of performance goals specified by the committee. The award of performance stock to a participant will not create any rights in such participant as a stockholder of Northfield until the issuance of our common stock with respect to an award.

Performance Units

     A participant who is granted performance units has the right to receive a payment in cash upon the attainment of performance goals specified by the committee. The committee may substitute actual shares of our common stock for the cash payment otherwise required to be made pursuant to a performance unit award.

Performance Goals

     Awards of restricted stock, restricted stock units, performance stock, performance units and other incentives under the 2003 plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including the attainment of specified regulatory, scientific or business milestones, increases in the price of our common stock or other goals. Any performance criteria may be used to measure the performance of Northfield as a whole or any business unit of Northfield and may be measured relative to a peer group or index.

Stock Awards

     The committee may award shares of our common stock to participants without payment as additional compensation for service to Northfield. Stock awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the committee determines to be appropriate.

Cash Awards

     A cash award consists of a monetary payment made by Northfield to a participant as additional compensation for his or her services to Northfield. A cash award may be made in tandem with another benefit or may be made independently of any other benefit. Cash awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the committee determines to be appropriate.

AMENDMENT OF THE 2003 PLAN

     Our board of directors or the committee has the right and power to amend the 2003 plan. Neither the board nor the committee, however, may amend the 2003 plan in a manner which would impair or adversely affect the rights of the holder of a benefit without the holder's consent. No material amendment of the 2003 plan may be made without stockholder approval.

TERMINATION OF THE 2003 PLAN

     Our board of directors may terminate the 2003 plan at any time. Termination will not in any manner impair or adversely affect any benefit outstanding at the time of termination.

COMMITTEE'S RIGHT TO MODIFY BENEFITS

     The committee may grant benefits on terms and conditions different than those specified in the 2003 plan to comply with the laws and regulations of any foreign jurisdiction, or to make the benefits more effective under such laws and regulations. The committee may permit or require a participant to have amounts or shares of our common stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an award under the 2003 plan credited to a deferred compensation or stock unit account established for the participant by the committee on our company's books of account. Neither our board of directors nor the committee may cancel any outstanding stock option for the purpose of reissuing the option to the participant at a lower exercise price, or to reduce the option price of an outstanding option, in each case without obtaining prior stockholder approval.

CHANGE IN CONTROL

     The committee has the right, in connection with the issuance of benefits to individual participants under the 2003 plan, to include provisions that modify the terms of the benefit upon the occurrence of a change in control of Northfield. These modifications may include, among others, the acceleration of the exercisability of stock options and SARs and the termination of restrictions on shares of restricted stock and restricted stock units. The 2003 plan includes provisions that require the exercise or forfeiture of stock options and SARs in connection with certain change in control transactions. Alternatively, the committee has the option under the 2003 plan to cause the continuing or successor entity following a change in control transaction to assume the obligations of Northfield under the 2003 plan.

ADJUSTMENTS

     If there is any change in our common stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the total number of shares available for benefits, the maximum number of shares which may be subject to an award in any calendar year and the number of shares subject to outstanding benefits, and the price of each of the foregoing, as applicable, will be equitably adjusted by the committee in its discretion.

REUSAGE

     If a stock option granted under the 2003 plan expires or is terminated, surrendered or canceled without having been fully exercised or if restricted stock, restricted stock units, performance shares or SARs granted under the 2003 plan are forfeited or terminated without the issuance of all of the shares subject thereto, the shares covered by such benefits will again be available for use under the 2003 plan. Shares covered by a benefit granted under the 2003 plan would not be counted as used unless and until they are actually issued and delivered to a participant. Any shares of common stock covered by a SAR will be counted as used only to the extent shares are actually issued to the participant upon exercise of the SAR. The number of shares that are transferred to Northfield by a participant to pay the exercise or purchase price of a benefit will be subtracted from the number of shares issued with respect to such benefit for the purpose of counting shares used. Shares withheld to pay withholding taxes in connection with the exercise or payment of a benefit will not be counted as used. Shares covered by a benefit granted under the 2003 plan that is settled in cash will not be counted as used.

FEDERAL INCOME TAX CONSEQUENCES

     We have been advised by counsel that the federal income tax consequences as they relate to benefits are as follows:

NSOs

     An optionee does not recognize taxable income upon the grant of an NSO. Upon the exercise of such a stock option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. Northfield receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.

ISOs

     An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and Northfield is not entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies. The exercise of an ISO may in some cases trigger liability for the alternative minimum tax. If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of the gain realized upon the sale or the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of disposition, Northfield receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.

Restricted Stock

     A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either freely transferable or no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares. A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock, less any cash paid for the shares, on the date of the award. Northfield receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse, or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income.

Other Benefits

     In the case of an exercise of an SAR or an award of restricted stock units, performance stock, performance units, common stock or cash, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, Northfield will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

MILLION DOLLAR DEDUCTION LIMIT

     Northfield may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either our chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in our proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. We believe that benefits in the form of stock options, performance stock, performance units, SARs, performance-based restricted stock and restricted stock units and cash payments under management incentive awards constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

MISCELLANEOUS

     A new benefits table is not provided because no grants have been made under the 2003 plan and all benefits are discretionary.

APPROVAL BY STOCKHOLDERS

     In order to be adopted, the 2003 plan must be approved by the affirmative vote of a majority of the outstanding shares present at the meeting and entitled to vote.

RECOMMENDATION OF THE BOARD

     The board of directors recommends a vote FOR approval of the Northfield Laboratories Inc. 2003 Equity Compensation Plan.

         PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS AND NOMINATIONS

     Stockholders may present proper proposals for inclusion in Northfield's proxy statement and for consideration at the next annual meeting of our stockholders by submitting their proposals to us in a timely manner. In order to be included in our proxy statement for our next annual meeting, stockholder proposals must be received by us no later than April 10, 2004, and must otherwise comply with the requirements of the applicable rules of the Securities and Exchange Commission.

     In addition, our restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder nominations for director and stockholder proposals not included in our proxy statement, to be brought before any annual meeting of stockholders. In general, notice must be received by our corporate secretary not less than 60 days nor more than 90 days prior to the date of the annual meeting, except if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to our stockholders, in which event notice by the stockholders to be timely must be received no later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made. It is currently expected that our 2004 annual meeting of stockholders will be held on or about September 17, 2004. Therefore, the deadline under our restated bylaws for timely submission of director nominations and stockholder proposals for consideration at our 2004 annual meeting is currently expected to be July 19, 2004. Stockholder nominations for director are also required under our restated bylaws to include certain information regarding the director nominee and the stockholder making the nomination.

     All notice of proposals by stockholders, whether or not to be included in our proxy materials, should be sent to Northfield Laboratories Inc., 1560 Sherman Avenue, Suite 1000, Evanston, Illinois 60201-4800, Attention: Corporate Secretary.

                                    GENERAL

     The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on these matters.

                                                                       EXHIBIT A

                          NORTHFIELD LABORATORIES INC.
                         2003 EQUITY COMPENSATION PLAN

     1. Purpose. The purposes of the Northfield Laboratories Inc. 2003 Equity Compensation Plan (the "Plan") are to (a) encourage outstanding individuals to accept or continue service as employees, consultants and directors of Northfield Laboratories Inc. (the "Company") and (b) to furnish additional incentives to those persons to achieve the Company's business goals and objectives and to strengthen the mutuality of interest between those persons and the Company's stockholders by providing them stock options and other stock and cash incentives.

     2. Administration. The Plan will be administered by a Committee (the "Committee") of the Company's Board of Directors consisting of two or more directors as the Board may designate from time to time, each of whom will satisfy such requirements as:

          (a) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) the Nasdaq Stock Market, Inc. may establish pursuant to its rule-making authority; and

          (c) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Committee will have the authority to construe and interpret the Plan and any benefits granted thereunder, to establish and amend rules for Plan administration, to change the terms and conditions of options and other benefits at or after grant, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee will be made in its sole discretion in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. A majority of the members of the Committee will constitute a quorum, and all determinations of the Committee will be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in writing signed by all the Committee members. The Committee may authorize one or more officers of the Company to select employees to participate in the Plan and to determine the number of option shares and other rights to be granted to such participants, except with respect to awards to officers subject to Section 16 of the Exchange Act or officers who are or may become "covered employees" within the meaning of
Section 162(m) of the Code ("Covered Employees"), and any reference in the Plan to the Committee will include such officer or officers.

     3. Participants. Participants will consist of all employees, consultants and non-employee directors of the Company. Designation of a participant in any year will not require the Committee to designate that person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee may consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective benefits.

     4. Shares Available under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 750,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"). If there is a lapse, expiration, termination or cancellation of any Stock Option issued under the Plan prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan and thereafter are reacquired by the Company, the shares subject to the Stock Option and the reacquired shares will be added to the shares available for benefits under the Plan. Shares covered by a benefit granted under the Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Any shares covered by a Stock Appreciation Right will be counted as used only to the extent shares are actually issued to the participant upon exercise of the right. In addition, any shares of Common Stock exchanged by an optionee as full or partial payment to the Company of the exercise price under any Stock Option exercised under the Plan, any shares retained by the Company pursuant to a participant's tax withholding election, and any shares covered by a benefit which is settled in cash will be added to the shares available for benefits under the Plan. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company. Under the Plan, no participant may receive in any calendar year (a) Stock Options relating to more than 100,000 shares, (b) Restricted Stock or Restricted Stock Units that are subject to the attainment of Performance Goals (as defined in Section 12) relating to more than 50,000 shares, (c) Stock Appreciation Rights relating to more than 100,000 shares or (d) Performance Shares relating to more than 50,000 shares. No non-employee director may receive in any calendar year Stock Options relating to more than 50,000 shares or Restricted Stock Units relating to more than 25,000 shares. The shares reserved for issuance and the limitations set forth above will be subject to adjustment in accordance with
Section 13. All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options.

     5. Types of Benefits. Benefits under the Plan will consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and Other Stock or Cash Awards, all as described below.

     6. Stock Options. Stock Options may be granted to participants, at any time as determined by the Committee. The Committee will determine the number of shares subject to each option and whether the option is an Incentive Stock Option. The option price for each option will be determined by the Committee but will not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Each option will expire at such time as the Committee will determine at the time of grant. Options will be exercisable at such time and subject to such terms and conditions as the Committee will determine; provided that no option will be exercisable later than the tenth anniversary of its grant. The option price, upon exercise of any option, will be payable to the Company in full by (a) cash payment or its equivalent, (b) tendering previously acquired shares (held for at least six months) having a fair market value at the time of exercise equal to the option price or certification of ownership of such previously-acquired shares, (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Company and (d) such other methods of payment as the Committee deems appropriate. In no event will the Committee cancel any outstanding Stock Option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the option price of an outstanding option, in each case without prior stockholder approval.

     7. Stock Appreciation Rights. Stock Appreciation Rights may be granted to participants at any time as determined by the Committee. A Stock Appreciation right may be granted in tandem with a Stock Option granted under the Plan or on a free-standing basis. The Committee also may substitute Stock Appreciation Rights which can be settled only in stock for outstanding Stock Options at any time. The grant price of a tandem or substitute Stock Appreciation Rights will be equal to the option price of the related option. The grant price of a free-standing Stock Appreciation Rights will be equal to the fair market value of the Common Stock on the date of its grant. A Stock Appreciation Right may be exercised upon such terms and conditions and for the term as the Committee determines; provided that the term will not exceed the option term in the case of a tandem or substitute Stock Appreciation Rights or ten years in the case of a free-standing Stock Appreciation Right and the terms and conditions applicable to a substitute Stock Appreciation Right will be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of a Stock Appreciation Right, the participant will be entitled to receive payment from the Company in an amount determined by multiplying the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the Stock Appreciation Right by the number of shares with respect to which the Stock Appreciation Right is exercised. The payment may be made in cash or stock, at the discretion of the Committee, except in the case of a substitute Stock Appreciation Right, which may be made only in stock.

     8. Restricted Stock and Restricted Stock Units. Restricted Stock and Restricted Stock Units may be awarded or sold to participants under such terms and conditions as may be established by the Committee.

Restricted Stock and Restricted Stock Units will be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

          (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

          (b) a requirement that the holder forfeit (or in the case of shares or units sold to the participant resell to the Company at cost) such shares or units in the event of termination of employment during the period of restriction.

     All restrictions will expire at such times as the Committee may specify.

     9. Performance Stock. The Committee may designate the participants to whom long-term performance stock ("Performance Stock") is to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such award. Each award of Performance Stock will entitle the participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under a Performance Stock award may be adjusted by the Committee on the basis of such further consideration as the Committee may determine; provided that the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any participant who is a Covered Employee. The Committee may make a cash payment equal to the fair market value of shares of Common Stock otherwise required to be issued to a participant pursuant to a Performance Stock award.

     10. Performance Units. The Committee may designate the participants to whom long-term performance units ("Performance Units") are to be awarded and determine the number of units and the terms and conditions of each such award. Each Performance Unit award will entitle the participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under a Performance Unit award may be adjusted by the Committee on the basis of such further consideration as the Committee will determine; provided that the Committee may not, in any event, increase the amount earned under Performance Unit awards upon satisfaction of any performance goal by any participant who is a Covered Employee and the maximum amount earned by a Covered Employee in any calendar year may not exceed $500,000. The Committee may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a participant pursuant to a Performance Unit award.

     11. Other Stock or Cash Awards. In addition to the incentives described in Sections 6 through 10, the Committee may grant other incentives payable in cash or in Common Stock under the Plan as it determines to be in the best interests of the Company and its stockholders and subject to such other terms and conditions as it deems appropriate.

     12. Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code ("Performance Criteria"). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Performance Criteria may be calculated in accordance with the Company's financial statements, generally accepted accounting principles or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company's annual report.

     13. Adjustment Provisions. If the Company at any time changes the number of issued shares of Common Stock by stock dividend, stock split, spin-off, split-off, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the total number of shares reserved for issuance under the Plan, the maximum number of shares which may be made subject to an award in any calendar year, and the number of shares covered by each outstanding award and the price therefor, if any, will be equitably adjusted by the Committee.

     14. Terminating Events. The Company, at its option, may give any or all of the participants at least 10 business days written notice (or, if such notice period is not practicable, such shorter notice period as the Company determines in good faith is practicable) prior to the anticipated date of the consummation of a Terminating Event. Upon receipt of such notice, and for a period of five business days thereafter (or such other period as may be specified in the Company's notice with respect to the Terminating Event), each participant receiving such notice will be permitted to exercise, in whole or in part, the vested and unexercised portion of each Stock Option or Stock Appreciation Right held by such participant in accordance with the terms and conditions of the Plan and the award agreement relating to such Stock Option or Stock Appreciation Right. Upon the consummation of the Terminating Event, all Stock Options and Stock Appreciation Rights will be canceled and forfeited to the extent they have not been exercised in accordance with the provisions of this Section 14. If the Terminating Event is not consummated, all Stock Options and Stock Appreciation Rights exercised pursuant to the Company's notice of the Terminating Event will be deemed not to have been exercised and will thereafter be exercisable to the same extent and on the same terms and conditions as if notice of the Terminating Event had not been given by the Company. In lieu of delivering notice of a Terminating Event pursuant to this Section 14, the Company, at its option, may cause the successor or acquiring corporation in connection with any Terminating Event or, if applicable, the corporate parent of any such corporation (the "Successor Corporation"), to assume in writing the obligations of the Company under the Plan and the outstanding award agreements entered into pursuant to the Plan. In such event, the number and kind of shares acquirable upon the exercise of the Stock Options and Stock Appreciation Rights and the exercise price applicable thereto will be adjusted appropriately and the Stock Options and Stock Appreciation Rights as so adjusted will be deemed solely to represent rights to acquire shares of the Successor Corporation in the manner provided in the agreements between the Company and the Successor Corporation. For purposes of this Section 14, "Terminating Event" means any (a) sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company's assets or (b) consolidation or merger of the Company in which the Company is not the surviving or continuing corporation, or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have, directly or indirectly, at least an 80% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger.

     15. Nontransferability. Each benefit granted under the Plan will not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and Stock Appreciation Right will be exercisable during the participant's lifetime only by the participant or, in the event of disability, by the participant's personal representative. In the event of the death of a participant, exercise of any benefit or payment with respect to any benefit will be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit will pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may permit the transfer of a Stock Option or Stock Appreciation Right by the participant, subject to such terms and conditions as may be established by the Committee.

     16. Taxes. The Company will be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice and the Company may defer making payment or delivery as to any award, if any such tax is payable until indemnified to its satisfaction. A participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or Stock Appreciation Right or the receipt or vesting of shares hereunder by electing to have the Company withhold shares of Common Stock, having a fair market value equal to the amount required to be withheld.

     17. Duration, Amendment and Termination. No award of any benefit under the Plan will be made more than ten years after the date of adoption of the Plan by the Board of Directors; provided that the terms and conditions applicable to any option granted on or before such date may thereafter be amended or modified by mutual agreement between the Company and the participant, or such other person as may then have an interest therein. The Board of Directors or the Committee may amend the Plan from time to time or terminate the Plan at any time; provided that no such action will reduce the amount of any existing award or change the terms and conditions thereof without the participant's consent. No material amendment of the Plan will be made without stockholder approval.

     18. Fair Market Value. The fair market value of the Common Stock at any time will be determined in such manner as the Committee may deem equitable or as required by applicable law or regulation.

     19. Other Provisions. The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant's employment, requirements or inducements for continued ownership of Common Stock after exercise or vesting of benefits, acceleration of benefits upon the occurrence of a change in control of the Company or other events determined by the Committee, forfeiture of awards in the event of termination of employment after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of a benefit for such period and upon such terms as the Committee may determine. If any benefit under the Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules. The Committee may permit or require a participant to have amounts or shares of Common Stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation or stock unit account established for the participant by the Committee on the Company's books of account.

     20. Governing Law. The Plan and any actions taken in connection herewith will be governed by and construed in accordance with the laws of the state of Delaware without regard to applicable conflict of law principles.

     21. Stockholder Approval. The Plan was adopted by the Board of Directors on July 15, 2003, subject to stockholder approval. The Plan and any benefits granted thereunder will be null and void if stockholder approval is not obtained at the Company's next annual meeting of stockholders.

--------------------------------------------------------------------------------
Proxy - Northfield Laboratories Inc.
--------------------------------------------------------------------------------

ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 17, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of Northfield Laboratories Inc. hereby appoints Jack
J. Kogut and Carmen Wilcox, and each of them, attorneys and proxies with full power of substitution, to vote at the Annual Meeting of the Stockholders of Northfield Laboratories Inc. to be held on Wednesday, September 17, 2003, at 10:00 A.M., local time, at 1560 Sherman Avenue, Evanston, Illinois 60201-4800, and at any adjournment or postponement thereof, in the name of the undersigned and with the same force and effect as if the undersigned were present and voting such shares, on the following matters and in the following manner.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED BY EACH OF THE ABOVE PERSONS FOR EACH OF THE PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AS THE ABOVE PERSONS MAY DEEM ADVISABLE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)





INTERNET VOTING INSTRUCTIONS
Available 24 Hours a day 7 days a week!

[MOUSE ICON] To vote using the Internet
             -  Go to the following web site:
                WWW.COMPUTERSHARE.COM/US/PROXY

             - Enter the information requested on your computer screen and follow the simple instructions.


HOLDER ACCOUNT NUMBER C0123456789                PROXY ACCESS NUMBER 12345


If you vote by the Internet, please DO NOT mail back this proxy card.
Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on September 17, 2003.
THANK YOU FOR VOTING

                                                                               +

Northfield Laboratories Inc.                            000000 0000000000 0 0000
                                                        000000000.000 ext
MR A SAMPLE                                             000000000.000 ext
DESIGNATION (IF ANY)                                    000000000.000 ext
ADD 1                                                   000000000.000 ext
ADD 2                                                   000000000.000 ext
ADD 3                                                   000000000.000 ext
ADD 4                                                   000000000.000 ext
ADD 5
ADD 6                                                   HOLDER ACCOUNT NUMBER
                                                        C 1234567890 J N T


                                                        [BAR CODE]

                                                        / / Mark this box with
                                                            an X if you have
                                                            made changes to your
                                                            name or address
                                                            details above.

--------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------

              PLEASE REFER TO THE REVERSE SIDE FOR INTERNET VOTING INSTRUCTIONS.

A  ELECTION OF DIRECTORS
1. The Board of Directors recommends a vote FOR the listed nominees.

                            For  Withhold                         For  Withhold

01 - Steven A. Gould, M.D.  / /    / /     04 - David A. Savner    / /    / /
02 - Bruce S. Chelberg      / /    / /     05 - John F. Bierbaum   / /    / /
03 - Jack Olshansky         / /    / /     06 - Paul M. Ness, M.D. / /    / /


B  PROPOSALS
The Board of Directors recommends a vote FOR the following proposals.

                                          For Against Abstain
2. To ratify the appointment of KPMG LLP
   as independent auditors of the         / /    / /    / /    I plan to
   Company to serve for the Company's                          attend the
   2004 fiscal year.                                           meeting in
                                                               person.     / /
                                          For Against Abstain
3. To approve the Northfield
   Laboratories Inc. 2003 Equity          / /    / /    / /
   Compensation Plan.

4. In their discretion, to act in any
   other matters which may properly come
   before the Annual Meeting and any
   adjournment or postponement thereof.

C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
NOTE: Sign exactly as your name(s) appear hereon. When signing as attorney, administrator, trustee, guardian or any other representative capacity, please so indicate. Please sign in the box(s) below to validate this proxy.



Signature 1 - Please keep signature within the box
----------------------------------------------------

----------------------------------------------------

Signature 2 - Please keep signature within the box
----------------------------------------------------

----------------------------------------------------

Date (mm/dd/yyyy)
----------------------------------------------------
           /            /
----------------------------------------------------

[]                         1 UPX   HHH   PPPP   002300                         +